PRESS RELEASE

                             INTELLIGROUP, INC. LOGO



For Immediate Release

CONTACT:

Nick Visco - Chief Financial Officer                        (732) 590-1600

                  INTELLIGROUP'S ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 2002


Edison, NJ (April 12, 2002): Intelligroup, Inc. (Nasdaq: ITIG), a leading global technology solutions and services provider, will hold its Annual Meeting of Shareholders at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey on Thursday, June 6, 2002, at 10:00 a.m., local time. Holders of the Company's Common Stock of record at the close of business on Thursday, April 25, 2002 are entitled to notice of and to vote at the Annual Meeting.

Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing within a reasonable time before the Company begins to print and mail its proxy materials to its shareholders. The Company anticipates mailing its proxy materials to its Shareholders on or about Monday, May 6, 2002.

ABOUT INTELLIGROUP

Intelligroup,   Inc.  enables   real-time   enterprise   computing  through  the
development,   implementation  and  support  of  integrated   industry-specific
enterprise, e-commerce and m-commerce software applications. Intelligroup's high-quality onsite/offshore delivery model combined with a comprehensive suite of tools provides customers with a faster time-to-market and lower total cost of ownership of mission-critical applications. The offshore facilities of Intelligroup are assessed at SEI/SW-CMM Level 5 and ISO 9001 certified.
Intelligroup has operations in the Americas, UK, Sweden, Denmark, India, Australia, New Zealand, Japan, Hong Kong, Singapore and Indonesia.

Intelligroup  has been quoted on the Nasdaq  National Market (ticker ITIG) since
September     1996.     Visit     Intelligroup     on    the     Internet     at
http://www.intelligroup.com.




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SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.

"Intelligroup," the Intelligroup logo and "Creating the Intelligent Enterprise" are trademarks of the Company. "Power Up Services," "Uptimizer," "HotPac Analyzer," "Pharma Express," "Contractor Express," "4Sight," "4Sight Plus," "EZ Path," "Implementation Assistant," "myADVISOR" and "ASPPlus" are service marks of the Company.